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                                                                   EXHIBIT 10.56

                              101 Huntington Avenue
                                Prudential Center
                           Boston, Massachusetts 02199
                                ("the Building")

                                 FIRST AMENDMENT

                                 August 10, 1998

             LANDLORD:     The Prudential Insurance Company of America

             TENANT:       Creative BioMolecules, Inc.

             EXISTING
             PREMISES:     An area on the twenty-fourth (24th) floor of the
                           Building, consisting of approximately 8,665 rentable square feet, as shown shaded on Exhibit A to the Lease dated June 16, 1997, and located in that part of Prudential Center which is shown on Exhibit A-1 attached to the Lease dated June 16, 1997

ORIGINAL
LEASE        TERMINATION
DATA         DATE:         July 31, 2002

             LEASE
             EXECUTION
             DATE:         June 16, 1997

             PREVIOUS
             LEASE
             AMENDMENTS:   None

             FIRST AMENDMENT
             ADDITIONAL
             PREMISES:     An area on the twenty-fourth (24th) floor of the
                           Building, consisting of 1,817 rentable square feet, as shown on Exhibit A, First Amendment, dated
                           August 10, 1998, a copy of which is attached hereto and incorporated by reference herein

         WHEREAS, Tenant desires to lease additional premises located in the Building, to wit, the First Amendment Additional Premises;

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         WHEREAS, Landlord is willing to lease the First Amendment Additional
Premises to Tenant on the terms and conditions hereinafter set forth;

         NOW THEREFORE, the parties hereby agree that the above-referenced lease (the "Lease") is hereby amended as follows:

         1. DEMISE OF THE FIRST AMENDMENT ADDITIONAL PREMISES

         Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the First Amendment Additional Premises for a term commencing as of the Commencement Date in respect of the First Amendment Additional Premises, as hereinafter defined. Said demise of the First Amendment Additional Premises shall be upon the terms set forth on Revised Lease Cover Sheet, First Amendment Version, dated August 10, 1998, and upon all of the other terms and conditions of the Lease (including, without limitation, Base Operating Expenses, and Tenant's Extension Rights, pursuant to Section 12.14 of the Lease) except as follows:

         A. The Commencement Date in respect of the First Amendment Additional Premises shall be the earlier of: (i) the date as of which Landlord's Work, as defined in Paragraph 2, is deemed to be substantially complete, as defined in Paragraph 2.B hereof, and when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the First Amendment Additional Premises for the use permitted under the Lease, or (ii) the date as of which Tenant commences to use the First Amendment Additional Premises, or any portion thereof, for business purposes.

         B. The Rent Commencement Date in respect of the First Amendment Additional Premises shall be the Commencement Date in respect of the First Amendment Additional Premises.

         C. The base year for determining Tenant's Share of Increased Real Estate Taxes in respect of the First Amendment Additional Premises shall be calendar year 1998.

         D. Commencing as of the Commencement Date in respect of the First Amendment Additional Premises, Tenant shall pay Tenant's Share of Increased Operating Expenses and Tenant's Share of Increased Real Estate Taxes in respect of the First Amendment Additional Premises on a monthly estimated basis based upon the most recent Real Estate Tax and Operating Expense data available to Landlord.

         E. Tenant shall not be entitled to any additional parking by reason of its demise of the First Amendment Additional Premises. Section 12.13 of the Lease, as amended by Paragraph 5 of this First Amendment, shall have no applicability to the First Amendment Additional Premises.


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         F. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

         2. CONDITION OF FIRST AMENDMENT ADDITIONAL PREMISES;
            LANDLORD'S WORK

         A. No Representations or Warranties by Landlord. Except as set forth in this Paragraph 2, Tenant shall take the First Amendment Additional Premises "as-is", in the condition in which the First Amendment Additional Premises are in as of the Commencement Date in respect of the First Amendment Additional Premises, without any representation or warranty by Landlord to Tenant as to the condition of the First Amendment Additional Premises or the Building. Without limiting the foregoing, Article 2 and Exhibit B of the Lease shall have no applicability to the First Amendment Additional Premises.

         B. Definition of Landlord's Work. Notwithstanding anything to the contrary herein contained, Landlord shall perform the work ("Landlord's Work") necessary to construct the First Amendment Additional Premises substantially in accordance with Tenant's Plans, as hereinafter defined.

         C. Cost of Landlord's Work. Landlord shall contribute up to Sixty-Three Thousand Five Hundred Ninety-Five and 00/100 ($63,595.00) Dollars ("Landlord's Contribution") towards the cost of Landlord's Work. If the cost of Landlord's Work exceeds Landlord's Contribution, Tenant agrees to reimburse Landlord, as additional rent, for ninety (90%) of the amount of such excess within thirty
(30) days of receipt of Landlord's invoice in reasonable detail and the balance within ten (10) days after the Commencement Date. Tenant shall not be entitled to any unused portion of Landlord's Contribution, except that Tenant shall have the right to apply any unused portion of Landlord's Contribution toward the costs incurred by Tenant in preparing Tenant's Plans.

         D. Performance of Landlord's Work. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence to have the First Amendment Additional Premises ready for Tenant's occupancy by September 15, 1998. The failure to have the First Amendment Additional Premises ready for Tenant's occupancy by September 15, 1998 shall in no way affect the validity of this First Amendment or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of the Lease. If the First Amendment Additional Premises are not ready for Tenant's occupancy on or before September 15, 1998, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

         E.  Preparation of Tenant's Plans.


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         (1) TENANT RESPONSIBILITY. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications ("Tenant's Plans") necessary to perform Landlord's Work. Tenant may apply the unused portion of Landlord's Contribution toward the cost of Tenant's Plans.

         (2) LANDLORD'S APPROVAL OF TENANT'S PLANS. Tenant's Plans shall be subject to approval by Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design.

         (3) FINAL PLANS DATE. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved plans can be delivered to Landlord on or before August 15, 1998, provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved plans and specifications to be delivered to Landlord on or before August 15, 1998 and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit all plans within the required time limit. Time is of the essence in respect of preparation and submission of plans by Tenant.

         F. SUBSTANTIAL COMPLETION OF LANDLORD'S WORK. Landlord's Work shall be deemed to be substantially complete when Landlord's Work has been completed except for punch-list items (i.e. minor or insubstantial details of construction, decoration or mechanical adjustments); provided however, in the event that the performance of Landlord's Work is delayed as the result of Tenant Delays, as hereinafter defined, Landlord's Work shall be deemed to be substantially complete as of the date that Landlord's Work would have been substantially complete but for such Tenant Delays. If Landlord's Work is deemed to be substantially complete, pursuant to the foregoing, (and the term shall have commenced by reason thereof), but Landlord's Work is not in fact substantially complete, Tenant shall not (except with Landlord's consent) be entitled to take possession of the First Amendment Additional Premises for use as set forth in Revised Lease Cover Sheet, First Amendment, until Landlord's Work is, in fact, substantially complete. Landlord's architect's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Paragraph 2


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shall be deemed conclusive of the statements therein contained and binding upon
Tenant. Any of Landlord's Work which is not fully completed on the Commencement Date in respect of the First Amendment Additional Premises shall thereafter be so completed with reasonable diligence by Landlord.

         G. Definition of Tenant Delays. Tenant Delays shall be defined as any delays in the performance of Landlord's Work to the extent: (1) due to special work, (2) due to changes, alterations or additions required or made by Tenant in Tenant's Plans after Landlord's approval of Tenant's final approved plans, (3) caused in whole or in part by Tenant through the delay of Tenant in supplying information or giving authorizations or otherwise or (4) caused in whole or in part by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment.

         H. Documentation Required by the City of Boston. Tenant shall, promptly upon request by Landlord, execute and deliver to Landlord any affidavits and documentation required to obtain a Building permit from the City of Boston allowing Landlord to perform Landlord's Work on a timely basis.

         I. Tenant's Contractors. If Tenant engages contractors to perform work other than Landlord's Work in preparing the First Amendment Additional Premises for Tenant's occupancy, Landlord will give Tenant reasonable advance notice of the date on which the First Amendment Additional Premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors. If any work, including but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

         J. Early Occupancy by Tenant. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the First Amendment Additional Premises prior to the Commencement Date in respect of the First Amendment Additional Premises, during normal business hours and without payment of rent, to perform such work (including the installation of voice and data cabling and computer wiring) or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

         M. Acceptance of Landlord's Work. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Paragraph 2 unless not later than the end of the third calendar month next beginning after the

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Commencement Date in respect of the First Amendment Additional Premises Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

         3. REVISED LEASE COVER SHEET

         Effective as of the Commencement Date in respect of the First Amendment Additional Premises, Revised Lease Cover Sheet, First Amendment Version dated August 10, 1998 shall apply to the First Amendment Additional Premises in lieu of the Lease Cover Sheet dated June 16, 1997 attached to the Lease.

         4. BROKER

         Tenant and Landlord represent and warrant to each other that they have not directly or indirectly dealt, with respect to the leasing of the First Amendment Additional Premises with any broker other than McCall & Almy, Inc. Tenant and Landlord each covenant and agree to defend, save harmless and indemnify each other against any claims for a commission arising in breach of its representation and warranty as set forth in this Paragraph 4. Landlord shall be solely responsible for the payment of brokerage commissions to McCall & Almy, Inc. in connection with this First Amendment. Section 12.9 of the Lease shall have no applicability to this First Amendment.

         5. TENANT'S PARKING RIGHTS

         As of the Commencement Date in respect of the First Amendment Additional Premises, Section 12.13 of the Lease shall be deleted and the following shall be substituted in its place:

         "Tenant may, provided it is not in default hereunder beyond any applicable grace/cure period, contract with the Prudential Center garage operator for up to twelve (12) monthly unassigned parking spaces in the Prudential Center at such rates as may be charged for unassigned monthly parking spaces from time to time during the term hereof. In addition, Landlord shall provide to Tenant an additional eight (8) monthly unassigned parking spaces in the Prudential Center at such rates as may be charged for unassigned monthly parking spaces from time to time through June 30, 2001 or at such later date Landlord requires such spaces for an office building to be constructed."

         5. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

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         EXECUTED under seal as of the date first above-written.

LANDLORD:                                        TENANT:
BP PRUCENTER ACQUISITION LLC                     CREATIVE BIOMOLECULES
                                                 INC.
By:      Boston Properties Limited
         Partnership, a Delaware
         limited partnership
Its:     Manager
                                                 By:  /s/ Wayne E. Mayhew III
         By:    Boston Properties, Inc.,         Name:    Wayne E. Mayhew III
                a Delaware corporation           Title:  Vice President and
         Its:   General Partner                          Chief Financial Officer

         By:  /s/ Edward H. Linde
         Name:    Edward H. Linde
         Its:  President
                           Hereunto duly authorized

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